UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): DECEMBER 16, 2004

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                               MAC WORLDWIDE, INC.

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             (Exact name of registrant as specified in its charter)



                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)



                333-97385                               90-0002618
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        (Commission File Number)            (IRS Employer Identification No.)



                1640 TERRACE WAY, WALNUT CREEK, CALIFORNIA 94596
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              (Address of principal executive offices and zip code)



                                 (732) 254-5385
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              (Registrant's telephone number, including area code)



                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CF 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 16, 2004 MAC Worldwide, Inc. (the "Registrant") and Trafficlogic, Inc. ("Trafficlogic") amended a material agreement (the "Term Sheet") which was originally entered into on October 18, 2004 and amended on October 26, 2004 and December 3, 2004, whereby Registrant agreed to enter into a merger with Trafficlogic (the "Merger") pursuant to which Registrant will acquire all of the issued and outstanding shares of Trafficlogic on or before December 31, 2004.

As a condition to the closing of the Merger, Registrant will have closed a private placement offering (a "PPO") whereby Registrant will offer and sell 3,250,000 shares of the Registrant's common stock at purchase price of $1.00 per share.

In consideration for the Merger, the holders of Trafficlogic common stock and options will receive 17,500,000 shares of common stock of the Registrant, representing approximately 50.36% of the shares of Registrant after giving effect to the Merger, and the sale of shares in the PPO.

In consideration of the Merger, the holders of Registrant's common stock will retain 14,000,000 shares of common stock representing approximately 40.29% of the shares of Registrant after giving effect to the Merger and the sale of shares in the PPO.

In consideration for the PPO, after giving effect to the Merger, and the sale of all the shares in the PPO, the investors in the PPO will own 3,250,000 shares of common stock of the Registrant representing approximately 9.35% of the shares of the Registrant.

The total shares outstanding after giving effect to the Merger and the sale of shares in the PPO will be 34,750,000 common stock of Registrant. All share numbers and percentages are on a diluted basis.

It is contemplated that the definitive agreement (the "Merger Agreement") will be signed on or before the last day of the Exclusivity Period (defined below). The Merger Agreement shall contain such terms and provisions as shall be mutually agreed upon between Trafficlogic and the Registrant consistent with the provisions of the terms agreed upon in the Term Sheet.

The Board of Directors of Registrant following the closing of the Merger shall consist of five members. On the closing date, all of the current officers and directors of Registrant shall resign and, simultaneously therewith, appoint a new Board of Directors and such executive officers as shall be determined solely by Trafficlogic. Registrant shall have the right to appoint one member of the five new members of the Board.

All securities issued pursuant to the Merger will be "restricted" stock and be subject to all applicable re-sale restrictions specified by federal and state securities laws.

The Merger Agreement shall include certain closing conditions including the following: (i) consummation of all required definitive instruments and agreements, including, but not limited to, the Merger Agreement; (ii) obtaining all necessary board, shareholder and third party consents; (iii) satisfactory completion by Registrant and Trafficlogic of all necessary technical and legal due diligence; (iv) the completion of the PPO and (v) the completion of the split off of the operating subsidiary of the Registrant to its controlling shareholders.

From and after the date of execution of the Term Sheet and through the period ending on January 15, 2004 (the "Exclusivity Period"), Trafficlogic has agreed that it will not enter into any agreement or consummate any transaction with any third party, in whatever form, other than in the ordinary course of business (including, without limitation, joint venture, sale, license, distribution agreement, etc.) or enter into any other transaction that would preclude the consummation of the Merger Agreement consistent with the terms set forth in the Term Sheet.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits


(10) Term Sheet, dated December 9, 2004, between the Registrant and
Trafficlogic.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 21, 2004                     MAC WORLDWIDE, INC.


                                             By: /s/ Anthony Cavallo
                                                 -----------------------
                                                 Anthony Cavallo, CFO